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                                                                      EXHIBIT 15


         December 19, 2002

         Cendant Corporation
         9 West 57th Street
         New York, New York

         We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Cendant Corporation and subsidiaries for the three and nine month periods ended September 30, 2002 and 2001, as indicated in our report dated November 1, 2002; because we did not perform an audit, we expressed no opinion on that information.

         We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2002, is incorporated by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
         333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227,
         333-49405, 333-78447, 333-86469, 333-51586, 333-59246, 333-65578,
         333-65456, 333-65858, 333-83334, 333-84626, 333-86674 and 333-87464 on
         Form S-3 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322,
         33-93372, 33-75684, 33-80834, 33-74068, 33-41823, 33-48175, 333-09633,
         333-09655, 333-09637, 333-22003, 333-30649, 333-42503, 333-34517-2,
         333-42549, 333-45183, 333-47537, 333-69505, 333-75303, 333-78475,
         333-51544, 333-38638, 333-64738, 333-71250, 333-58670, 333-89686 and
         333-98933 on Form S-8.

         We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


         /s/ Deloitte & Touche LLP
         New York, New York


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